Exhibit 99.1

QUEST DIAGNOSTICS REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS

•	Adjusted diluted EPS from continuing operations of $0.89, vs. $1.05 in 2012

•	Reported diluted EPS from continuing operations of $0.72, vs. $0.97 in 2012

•	Revenues from continuing operations of $1.8 billion, 6.4% below prior year

•	Full year 2013 adjusted EPS and cash flow guidance unchanged

•	Full year 2013 revenues now expected to approximate the prior year level

MADISON, N.J., APRIL 17, 2013 - Quest Diagnostics Incorporated (NYSE: DGX), the world's leading provider of diagnostic information services, announced today that for the first quarter ended March 31, 2013, adjusted income from continuing operations was $143 million, or $0.89 per diluted share, compared to $169 million, or $1.05 per diluted share, for 2012.

For the first quarter of 2013, reported income from continuing operations was $116 million, or $0.72 per diluted share, compared to $156 million, or $0.97 per diluted share, in 2012. Income from continuing operations in the first quarter of 2013 was reduced by $45 million, or $0.17 per diluted share, related to restructuring and integration costs. In the first quarter of 2012, income from continuing operations was reduced by $0.08 per diluted share related to restructuring, integration and CEO succession costs.

Revenues from continuing operations were $1.8 billion for the first quarter, 6.4% below the prior year. Diagnostic information services revenues decreased 6.7%. Volume, measured by the number of requisitions, declined 3.4% versus the prior year, with approximately 2% due to fewer business days and approximately 0.5% due to the comparison with an unseasonably mild winter in 2012. The UMass acquisition added about 1% to both volume and revenue growth. Revenue per requisition was 3.4% below the prior year, principally driven by reduced reimbursement.

For the first quarter of 2013, adjusted operating income from continuing operations was $272 million, or 15.2% of revenues, compared to $318 million, or 16.7% of revenues, for 2012. For the first quarter of 2013, reported operating income from continuing operations was $227 million, or 12.7% of revenues, compared to $298 million, or 15.6% of revenues, in 2012. Cash provided by operations, which was reduced by the deferral of approximately $70 million in tax payments from the fourth quarter of 2012, was $47 million, compared to $161 million in the first quarter of 2012.  During the first quarter of 2013, the company repurchased $62 million of its common shares.

Steve Rusckowski, President and CEO, commented: “Our results for the quarter reflect our previously stated expectation for revenue softness during the first half of 2013, with gradual improvement throughout the remainder of the year. Contributors to the first quarter's revenue softness include a challenging year-over-year comparison; continued weakness in healthcare utilization; and reductions in reimbursement driven by Medicare and commercial payers.

“Our primary focus in 2013 is driving operational excellence and restoring growth, which are two elements of our five-point strategy. We continued to make excellent progress with our Invigorate cost-reduction initiative, which mitigated much of the bottom line impact from the revenue softness. Additionally, we are refocusing on diagnostic information services and delivering disciplined capital deployment. We completed the previously announced sale of HemoCue and plan to deploy the $300 million in proceeds into share repurchases. In addition, we announced the planned acquisition of outreach testing operations of Dignity Health in California and Nevada, and expect to complete additional fold-in acquisitions, consistent with our goal of contributing 1-2% revenue growth per year through strategically aligned, accretive acquisitions.”

Outlook for 2013

“While performance in the first quarter was adversely impacted by a number of factors, our efforts to restore growth, which are building momentum, coupled with easier year-over-year comparisons for the remainder of the year and the expectation of additional acquisitions, give us confidence in our full year outlook for 2013,” Mr. Rusckowski said.

For 2013, the company estimates results from continuing operations, before special items, as follows:

•	Revenues now expected to approximate the prior year level, compared to previous guidance of 0% to 1% growth;

•	Earnings per diluted share to be between $4.35 and $4.55, unchanged;

•	Cash provided by operations to approximate $1 billion, unchanged; and

•	Capital expenditures to approximate $250 million, unchanged

Note on Non-GAAP Financial Measures

As used in this press release, the term “adjusted” refers to the operating performance measures that exclude restructuring and integration charges and CEO succession costs. Adjusted measures are presented because management believes those measures are useful adjuncts to reported results under accounting principles generally accepted in the United States. Adjusted measures should not be considered as an alternative to the corresponding measures determined under accounting principles generally accepted in the United States.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today. The conference call can also be accessed in listen-only mode by dialing 415-228-4961, passcode 3214469. The company suggests participants dial in approximately 10 minutes before the call.  A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or by phone at 800-835-4610 for domestic callers, or 203-369-3352 for international callers. Telephone replays will be available from 10:30 a.m. Eastern Time on April 17 until midnight Eastern Time on May 17, 2013.
Anyone listening to the call is encouraged to read the company's periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.
About Quest Diagnostics
Quest Diagnostics is the world's leading provider of diagnostic information services that patients and doctors need to make better healthcare decisions. The company offers the broadest access to diagnostic testing services through its network of laboratories and patient service centers, and provides interpretive consultation through its extensive medical and scientific staff. Quest Diagnostics is a pioneer in developing innovative diagnostic tests and advanced healthcare information technology solutions that help improve patient care. Additional company information is available at QuestDiagnostics.com.
The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management's current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, changes in government regulations, changing relationships with customers, payers, suppliers and strategic partners and other factors discussed in “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results,” “Legal Proceedings,” “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures About Market Risk” in the company's 2012 Annual Report on Form 10-K and other factors discussed in the company's Current Reports on Form 8-K.

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

TABLES FOLLOW

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Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended March 31, 2013 and 2012
(in millions, except per share and percentage data)
(unaudited)

	Three Months Ended March 31,
	2013	2012
Net revenues	$1,786.6	$1,908.7

Operating costs and expenses:
Cost of services	1,091.8	1,109.2
Selling, general and administrative	447.9	483.3
Amortization of intangible assets	19.3	18.8
Other operating expense (income), net	0.6	(0.4)
Total operating costs and expenses	1,559.6	1,610.9

Operating income	227.0	297.8

Other income (expense):
Interest expense, net	(39.9)	(42.1)
Equity earnings in unconsolidated joint ventures	6.1	7.6
Other income, net	3.4	4.8
Total non-operating expenses, net	(30.4)	(29.7)

Income from continuing operations before taxes	196.6	268.1
Income tax expense	73.3	102.6
Income from continuing operations	123.3	165.5
Income from discontinued operations, net of taxes	20.3	3.0
Net income	143.6	168.5
Less: Net income attributable to noncontrolling interests	7.8	9.4
Net income attributable to Quest Diagnostics	$135.8	$159.1

Amounts attributable to Quest Diagnostics' common stockholders:
Income from continuing operations	$115.5	$156.1
Income from discontinued operations, net of taxes	20.3	3.0
Net income	$135.8	$159.1

Earnings per share attributable to Quest Diagnostics' common stockholders - basic:
Income from continuing operations	$0.73	$0.98
Income from discontinued operations	0.13	0.02
Net income	$0.86	$1.00

Earnings per share attributable to Quest Diagnostics' common stockholders - diluted:
Income from continuing operations	$0.72	$0.97
Income from discontinued operations	0.13	0.02
Net income	$0.85	$0.99

Weighted average common shares outstanding:
Basic	158.1	158.3
Diluted	159.4	159.7

Operating income as a percentage of net revenues	12.7%	15.6%

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
March 31, 2013 and December 31, 2012
(in millions, except per share data)

	March 31, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$133.6	$295.6
Accounts receivable, net	930.0	867.0
Inventories	89.8	93.1
Deferred income taxes	158.7	174.2
Prepaid expenses and other current assets	97.8	91.0
Current assets held for sale	47.3	40.2
Total current assets	1,457.2	1,561.1
Property, plant and equipment, net	753.9	755.8
Goodwill	5,630.1	5,535.8
Intangible assets, net	899.4	872.2
Other assets	212.8	204.6
Non-current assets held for sale	352.8	354.4
Total assets	$9,306.2	$9,283.9

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$935.0	$1,016.2
Short-term borrowings and current portion of long-term debt	254.4	9.4
Current liabilities held for sale	18.8	22.0
Total current liabilities	1,208.2	1,047.6
Long-term debt	3,146.8	3,354.2
Other liabilities	663.4	635.5
Non-current liabilities held for sale	60.4	60.8
Stockholders' equity:
Quest Diagnostics stockholders' equity:
Common stock, par value $0.01 per share; 600 shares authorized at both March 31, 2013 and December 31, 2012; 215.3 shares and 215.1 shares issued at March 31, 2013 and December 31, 2012, respectively	2.2	2.2
Additional paid-in capital	2,364.7	2,370.7
Retained earnings	4,778.6	4,690.4
Accumulated other comprehensive income	10.1	14.3
Treasury stock, at cost; 57.4 shares and 56.7 shares at March 31, 2013 and December 31, 2012, respectively	(2,955.6)	(2,914.5)
Total Quest Diagnostics stockholders' equity	4,200.0	4,163.1
Noncontrolling interests	27.4	22.7
Total stockholders' equity	4,227.4	4,185.8
Total liabilities and stockholders' equity	$9,306.2	$9,283.9

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2013 and 2012
(in millions)
(unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$143.6	$168.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	70.2	72.2
Provision for doubtful accounts	71.9	80.7
Deferred income tax benefit	(0.2)	(15.4)
Stock-based compensation expense	5.0	20.1
Excess tax benefits from stock-based compensation arrangements	(0.9)	(3.3)
Other, net	(0.6)	(0.2)
Changes in operating assets and liabilities:
Accounts receivable	(131.7)	(147.2)
Accounts payable and accrued expenses	(77.1)	(116.2)
Income taxes payable	(28.5)	112.0
Other assets and liabilities, net	(4.5)	(9.9)
Net cash provided by operating activities	47.2	161.3

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(90.4)	(50.6)
Capital expenditures	(49.1)	(30.0)
Increase in investments and other assets	(0.6)	(2.7)
Net cash used in investing activities	(140.1)	(83.3)

Cash flows from financing activities:
Proceeds from borrowings	176.5	365.0
Repayments of debt	(132.4)	(467.3)
Purchases of treasury stock	(61.6)	(50.0)
Exercise of stock options	14.2	64.4
Excess tax benefits from stock-based compensation arrangements	0.9	3.3
Dividends paid	(47.7)	(26.9)
Distributions to noncontrolling interests	(3.4)	(5.9)
Other financing activities, net	(6.2)	19.9
Net cash used in financing activities	(59.7)	(97.5)

Net change in cash and cash equivalents	(152.6)	(19.5)

Less: Increase in cash and cash equivalents included in assets held for sale	(9.4)	—

Cash and cash equivalents, beginning of period	295.6	164.9

Cash and cash equivalents, end of period	$133.6	$145.4

Cash paid during the period for:
Interest	$51.8	$49.8
Income taxes	$84.0	$10.3

Notes to Financial Tables

1)	The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended March 31,
	2013	2012
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Income from continuing operations	$115.5	$156.1
Income from discontinued operations, net of taxes	20.3	3.0
Net income available to common stockholders	$135.8	$159.1

Income from continuing operations	$115.5	$156.1
Less: Earnings allocated to participating securities	0.4	0.6
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$115.1	$155.5

Weighted average common shares outstanding - basic	158.1	158.3
Effect of dilutive securities:
Stock options and performance share units	1.3	1.4
Weighted average common shares outstanding - diluted	159.4	159.7

Earnings per share attributable to Quest Diagnostics' common stockholders - basic:
Income from continuing operations	$0.73	$0.98
Income from discontinued operations	0.13	0.02
Net income	$0.86	$1.00

Earnings per share attributable to Quest Diagnostics' common stockholders - diluted:
Income from continuing operations	$0.72	$0.97
Income from discontinued operations	0.13	0.02
Net income	$0.85	$0.99

2)
Adjusted amounts for operating income, operating income as a percentage of net revenues, income from continuing operations, and diluted earnings per common share represent the Company's results before the impact of the restructuring and integration charges and first quarter 2012 costs associated with the succession of our prior CEO. Adjusted measures are presented because management believes those measures are useful adjuncts to reported results under accounting principles generally accepted in the United States when comparing results of operations from period to period. Adjusted measures should not be considered as an alternative to the corresponding measures determined under accounting principles generally accepted in the United States. The following tables reconcile reported results to adjusted results:

	Three Months Ended March 31, 2013
	(dollars in millions, except per share data)
		Restructuring and Integration Charges
	As Reported	(a)	As Adjusted
Operating income	$227.0	$44.5	$271.5
Operating income as a % of net revenues	12.7%	2.5%	15.2%
Income from continuing operations (b)	115.5	27.4	142.9
Diluted earnings per common share	0.72	0.17	0.89

(a)	Represents costs primarily associated with workforce reductions and professional fees incurred in connection with further restructuring and integrating our business.

(b)	For the restructuring and integration charges, income tax benefits were calculated using a combined federal and state rate of 38.4%.

	Three Months Ended March 31, 2012
	(dollars in millions, except per share data)
		Restructuring and Integration Charges	CEO Succession Costs
	As Reported	(c)	(d)	As Adjusted
Operating income	$297.8	$13.1	$7.1	$318.0
Operating income as a % of net revenues	15.6%	0.7%	0.4%	16.7%
Income from continuing operations (e)	156.1	8.0	4.4	168.5
Diluted earnings per common share	0.97	0.05	0.03	1.05

(c)	Represents costs primarily associated with professional fees incurred in connection with further restructuring and integrating our business.

(d)	Principally represents accrued severance and accelerated vesting of equity awards in connection with the succession of our prior CEO.

(e)	For the restructuring and integration charges and CEO succession costs, income tax benefits were calculated using a combined federal and state rate of 38.7%.

3)
The following tables summarize the impact to the year over year comparisons for the restructuring and integration charges and CEO succession costs on certain reported results for the three months ended March 31, 2013 and 2012 (in millions, except per share data):

Three months ended March 31, 2013 and 2012
	Restructuring and Integration Charges			CEO Succession Costs
	2013	2012	Better (Worse)	2013	2012	Better (Worse)
Cost of services	$17.4	$4.0	$(13.4)	$—	$—	$—
Selling, general and administrative	27.1	9.1	(18.0)	—	7.1	7.1
Operating income	44.5	13.1	(31.4)	—	7.1	7.1
Income from continuing operations	27.4	8.0	(19.4)	—	4.4	4.4
Diluted earnings per common share	0.17	0.05	(0.12)	—	0.03	0.03

4)
Other income, net represents miscellaneous income and expense items related to non-operating activities, such as gains and losses associated with investments and other non-operating assets. For the three months ended March 31, 2013 and 2012, other income, net includes gains of $3.4 million and $4.8 million, respectively, associated with investments held in trusts pursuant to our supplemental deferred compensation plans.

5)
For the three months ended March 31, 2013, the Company repurchased 1.1 million shares of its common stock at an average price of $57.81 per share for $62 million. For the three months ended March 31, 2013, the Company reissued 0.4 million shares for employee benefit plans. As of March 31, 2013, the Company had $803 million remaining under share repurchase authorizations.

6)
For the three months ended March 31, 2013, income from discontinued operations, net of taxes includes discrete tax benefits of $19.8 million associated with favorable resolution of certain tax contingencies related to our NID business, which was wound down in 2006.

7)
The outlook for adjusted diluted earnings per common share and adjusted operating income as a percentage of net revenues represent management’s estimates for the full year 2013 before the impact of the restructuring and integration charges. These measures are presented because management believes they are useful adjuncts to the corresponding amounts determined under accounting principles generally accepted in the United States since they are meaningful to evaluate the Company’s ongoing operating performance and are on a basis consistent with previous estimates of diluted earnings per common share and operating income as a percentage of net revenues. Adjusted diluted earnings per common share and adjusted operating income as a percentage of net revenues are not measures of financial performance under accounting principles generally accepted in the United States and should not be considered as an alternative to the corresponding amounts determined under accounting principles generally accepted in the United States.

The following table reconciles our 2013 outlook, on an adjusted basis, to the corresponding amounts determined under accounting principles generally accepted in the United States. The outlook, on an adjusted basis, excludes the impact of the restructuring and integration charges.

	Outlook for 2013 Before Special Items
		Restructuring and Integration Charges
	As Reported	(a)	As Adjusted
Diluted earnings per common share	$4.18 - $4.38	$0.17	$4.35 - $4.55

(a)	Represents pre-tax costs of $44.5 million primarily associated with workforce reductions and professional fees incurred in connection with further restructuring and integrating our business.